SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report
January 21, 2003

CORTEX SYSTEMS INC.
(Exact name of registrant as specified in its charter)
(State or othe  jurisdiction of incorporation)
Nevada
(Commission File No.)
333-72392
(IRS Employer ID)
98-0353403

(Address of principal executive offices and Zip Code)
777 Royal Oak Drive
Suite 310
Victoria, British Columbia
Canada V8X 5K2
(Registrant's telephone number, including area code)
(250) 744-4230

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ITEM 5. OTHER EVENTS

1. With reference to the Companys two press releases issued
November 27, 2002, and December 6, 2002, respectively, and the Companys Form 8-K Current Report dated December 5, 2002, the subject Share Purchase Agreement has been voluntarily terminated by all concerned parties and will not close. The controlling interest in the Company will remain with the current majority shareholders.

2. Press Release issued January 21, 2003, attached hereto as exhibit 1.
3. Press Release issued December 6, 2002, attached hereto as exhibit 2.
4. Press Release issued November 27, 2002, attached hereto as exhibit 3.



SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 21, 2003.


       CORTEX SYSTEMS INC.


      BY:

      /s/ Kenneth H. Finkelstein
      Kenneth H. Finkelstein, President, Chief Financial Officer,
      Principal Accounting Officer, a member of the Board of Directors